Exhibit 99.1(c)

                              ARTICLES OF AMENDMENT
                                       OF
                    RESTATEMENT OF ARTICLES OF INCORPORATION
                                       OF
                         UBS PAINEWEBBER CASHFUND, INC.

      UBS PaineWebber Cashfund, Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to UBS Cashfund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

      Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "UBS PaineWebber Cashfund, Inc." and substituting therefor "UBS Cashfund Inc."

SECOND:

Article ELEVENTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking the present article in its entirety and substituting therefor the following:

      The Corporation acknowledges that it is adopting its corporate name through permission of UBS AG, and agrees that UBS AG reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "UBS Cashfund Inc." or "UBS Fund" or "UBS" or any similar name to any other corporation

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or entity, including but not limited to any investment company of which UBS AG or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser, administrator or distributor. THIRD: These amendments were approved by the Board of Directors on May 8, 2003, and are to become effective June 9, 2003.

      IN WITNESS WHEREOF, UBS PaineWebber Cashfund, Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 3rd day of June, 2003.

                                        UBS PaineWebber Cashfund, Inc.


                                        By:/s/ Amy R. Doberman
                                           -------------------------------------
                                               Amy R. Doberman
                                               Vice President and Secretary


Attest:

/s/ Keith A. Weller
------------------------------------
Keith A. Weller
Assistant Secretary


         THE UNDERSIGNED, Vice President and Secretary of UBS PaineWebber Cashfund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        By:/s/ Amy R. Doberman
                                           -------------------------------------
                                               Amy R. Doberman
                                               Vice President and Secretary